Exhibit 10.1

Execution Version

AMENDMENT NO. 1

TO

CO-DEVELOPMENT AND LICENSE AGREEMENT

This AMENDMENT NO. 1 TO CO-DEVELOPMENT AND LICENSE AGREEMENT (this “Amendment”), dated as of June 13, 2017 (the “Amendment Execution Date”), is made by and between Janssen Pharmaceutica NV, a corporation organized and existing under the laws of Belgium (“Janssen”) and Minerva Neurosciences, Inc., a corporation organized under the laws of the State of Delaware (“Minerva”). Janssen and Minerva are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties have previously entered into that certain Co-Development and License Agreement dated as of February 13, 2014 (the “License Agreement”) (capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such terms in the License Agreement); and

WHEREAS, the Parties now desire to amend the License Agreement as set forth herein;

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending legally to be bound, hereby agree as follows:

ARTICLE I

AMENDMENT OF LICENSE AGREEMENT

1.1. The amendments to the License Agreement set forth in this Article I shall take effect on the Amendment Effective Date.

1.2. Clause (ii) of Section 2.1 of the License Agreement is hereby deleted in its entirety and replaced with the following:

“(ii) solely for purposes of seeking Regulatory Approval of Licensed Products in the Minerva Territory in the Field or solely for purposes of supporting Regulatory Approval of Licensed Products in the Janssen Territory in the insomnia indication (provided, however, that such license shall not alter the rights and obligations of the Parties under Section 3.11)”

1.3. Clause (ii) of Section 2.3 of the License Agreement is hereby deleted in its entirety and replaced with the following:

“(ii) solely for purposes of seeking Regulatory Approval of Licensed Products in the Minerva Territory in the Field (outside of the insomnia indication) or solely for purposes of supporting Regulatory Approval of Licensed Products in the Janssen Territory in the insomnia indication (provided, however, that such license shall not alter the rights and obligations of the Parties under Section 3.11)”

1.4. Clause (i) of Section 3.3(c) of the License Agreement is hereby deleted in its entirety and replaced with the following:

“(i) If the disputed matter relates to the Development or Manufacture of a Licensed Product, including any amendment of the Development Plan or Development Budget, then (A) Minerva shall have final decision making authority to the extent such matter relates to the Development of a Licensed Product for the insomnia indication (provided, however, that Minerva shall not have the right to amend the preclinical studies, safety studies or Phase I Trials set forth on Annex 1 (the “Ongoing Preclinical/Safety/Phase I Studies”) without the prior written approval of Janssen) and (B) otherwise, Janssen shall have final decision making authority (provided, however, that if Janssen and Minerva disagree on whether any action in respect of quality, regulatory and medical safety issues that Janssen is taking in the Development of a Licensed Product for any indication other than the insomnia indication (or Minerva is taking in relation to the insomnia indication) could have an adverse impact on the Development of a Licensed Product for the insomnia indication (or any indication other than the insomnia indication, in the case of Janssen), the matter (an “Expert Dispute”) will be referred upon the request of either Party to an independent Third Party expert in accordance with Section 13.6).”

1.5. Clause (i) of Section 3.10(f) of the License Agreement is hereby deleted in its entirety and replaced with the following:

“(i) Cost Sharing.

(A)

After the Amendment Effective Date, Janssen shall be solely responsible for all Development Costs (including any Development Costs payable by Minerva but not yet paid as of the Amendment Effective Date (which Janssen hereby expressly waives)) for the Phase II Trials MDD2001, MDD2002, and ISM2005, the Ongoing Preclinical/Safety/Phase I Studies, the preclinical studies, safety studies and Phase I Trials set forth on Annex 2 (collectively, the “DP4 Activities”). Minerva shall have no further obligation to share in any Development Costs for DP4 Activities. Minerva may not exercise its final decision making authority under Section 3.3(c)(i) to amend the Development Plan or the Development Budget in a manner that would increase Development Costs for the DP4 Activities above (or would accelerate such Development Costs, so that they would be incurred sooner) than the total amounts budgeted for the DP4 Activities in (x) the preliminary budget attached hereto as Annex 3 or (y) if the JSC has approved a Development Budget, the latest Development Budget approved by the JSC (without the exercise of final decision making authority by either Party). Notwithstanding the foregoing, if Janssen does not consent to any such increase or acceleration, then (1) Minerva may elect to fund one hundred percent (100%) of such additional or accelerated Development Costs and (2) if Minerva makes such an election, the JSC will update the applicable activity in the Development Plan to reflect such increase or acceleration.

(B)	After the Amendment Effective Date, Janssen shall be solely responsible for all Development Costs described in clause (e) of the definition of “Development Costs” set forth in Section 1.27 that are incurred on or prior to Decision Point 4 (including any such Development Costs payable by Minerva but not yet paid as of the Amendment Effective Date (which Janssen hereby expressly waives)) (any such Development Costs incurred during such period, the “DP4 PDMS Costs”). Minerva shall have no further obligation to share in any DP4 PDMS Costs. Minerva may not exercise its final decision making authority under Section 3.3(c)(i) to amend the Development Plan or the Development Budget in a manner that would increase DP4 PDMS Costs above (or would accelerate such Development Costs, so that they would be incurred sooner) than the total amounts budgeted for the DP4 PDMS Costs in (x) the preliminary budget attached hereto as Annex 3 or (y) if the JSC has approved a Development Budget, the latest Development Budget approved by the JSC (without the exercise of final decision making authority by either Party). Notwithstanding the foregoing, if Janssen does not consent to any such increase or acceleration, (1) Minerva may elect to fund one hundred percent (100%) of such additional or accelerated Development Costs and (2) if Minerva makes such an election, the JSC will update the applicable activity in the Development Plan to reflect such increase or acceleration. Janssen may not exercise its final decision making authority under Section 3.3(c)(i) to amend the Development Plan or the Development Budget in a manner that would decrease DP4 PDMS Costs below (or would delay such Development Costs, so that they would be incurred later) than the total amounts budgeted for the DP4 PDMS Costs in (x) the preliminary budget attached hereto as Annex 3 or (y) if the JSC has approved a Development Budget, the latest Development Budget approved by the JSC (without the exercise of final decision making authority by either Party).

(C)

Minerva shall be solely responsible for all Development Costs for Phase III Trials of a Licensed Product in the insomnia indication and related Development activities, including activities related to initiation of such Phase III

Trials (collectively, “PIII Insomnia Activities”). For purposes of this Section 3.10(f)(i)(C), any clinical trial that satisfies both the definition of Phase II Trial set forth in Section 1.71 and the definition of Phase III Trial set forth in Section 1.74 shall be deemed to be a Phase III Trial. If the Parties disagree as to whether a proposed Phase II Trial in the insomnia indication also satisfies the definition of Phase III Trial, such matter shall be an Expert Dispute that will be referred upon the request of either Party to an Expert in accordance with Section 13.6.

(D)	The Parties shall share, on a sixty percent (60%) to forty percent (40%) basis (Janssen:Minerva), all Development Costs that are not related to DP4 Activities or PIII Insomnia Activities or that are not DP4 PDMS Costs. Notwithstanding the foregoing sentence, the provisions of Section 3.10(c)(ii) shall still apply in the event a Party elects not to share Development Costs in accordance with the provisions of such Section 3.10(c)(ii).

(E)	Notwithstanding the provisions of Section 3.10(f)(i)(D) to the contrary, if either Party exercises its final decision-making authority under Section 3.3(c)(i) to start any activity that is not set forth on Annex 1 or Annex 2 (whether or not such activity is in the Development Plan as of the Amendment Effective Date) prior to Decision Point 4, such Party shall bear one hundred percent (100%) of the Development Costs for such activity that are incurred on or prior to Decision Point 4. For clarity, Development Costs incurred for such activity after Decision Point 4 shall be shared in accordance with Section 3.10(f)(i)(D).”

1.6. Clause (iv) of Section 3.10(f) of the License Agreement is hereby deleted in its entirety.

1.7. Clause (ii) of Section 3.10(g) of the License Agreement is hereby deleted in its entirety and replaced with the following:

“(ii) At any time following Decision Point 4, Minerva shall have the right, but not the obligation, to opt out of further joint Development of the Licensed Products for the Initial Indications and Initial Formulations by giving Janssen written notice of such election, which election shall be effective thirty (30) days after providing such notice and shall constitute a termination of this Agreement pursuant to Section 11.5(a), subject to Section 11.6(b).”

1.8. Clause (iii) of Section 3.10(g) of the License Agreement (excluding subclauses (A) through (G) thereof) is hereby deleted in its entirety and replaced with the following:

“(iii) At any time following Decision Point 4, Janssen shall have the right, but not the obligation, to opt out of further joint Development of the Licensed Products by giving Minerva written notice of such election, which election shall be effective ninety (90) days after providing written notice of such election. In the event that Janssen makes such election (and provided that Minerva does not make a corresponding election pursuant to Section 3.10(g)(ii)):”

1.9. Subclause (F) of Clause (iii) of Section 3.10(g) of the License Agreement is hereby deleted in its entirety and replaced with the following:

“(F) the royalties payable by Minerva pursuant to Section 6.2(a) with respect to Net Sales of Licensed Products sold by Minerva and its Affiliates and Sublicensees in the Minerva Territory (as such territory is amended pursuant to Section 3.10(g)(iii)(A)) that are allocable to an indication other than the insomnia indication shall be reduced to six percent (6%) of such Net Sales, subject to potential further adjustment pursuant to Section 3.10(c)(ii), Section 6.2(b) or Section 6.2(c) (for clarity Minerva is not obligated to pay to Janssen royalties on Net Sales of any Licensed Products sold by Minerva or its Affiliates and Sublicensees in the Minerva Territory (as such territory is amended pursuant to Section 3.10(g)(iii)(A)) allocable to the insomnia indication); and”

1.10. Section 6.2(a) of the License Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Royalty Rate and Royalty Term. In accordance with the terms of this Section 6.2, Minerva shall pay to Janssen royalties in the amount of seven percent (7%) of Net Sales of all Licensed Products sold by Minerva and its Affiliates and Sublicensees in the Minerva Territory that are allocable to an indication other than the insomnia indication, subject to any royalty rate reduction made pursuant to Section 3.10(c)(ii), Section 3.10(g)(iii), Section 6.2(b) or Section 6.2(c). Such royalties shall be payable, on a country-by-country and Licensed Product-by-Licensed Product basis, beginning upon First Commercial Sale of a Licensed Product in a particular country in the Minerva Territory that is allocable to an indication other than the insomnia indication until the latest of: (i) the ten (10) year anniversary of the First Commercial Sale of such Licensed Product in such country that is allocable to an indication other than the insomnia indication; (ii) the expiration of the last to expire Janssen Patent or Program Patent Covering (x) the Compound of the Licensed Product as a composition of matter in such country in the Minerva Territory or (y) the labeled use of such Licensed Product for an indication other than the insomnia indication in such country in the Minerva Territory; or (iii) the end of the period during which such Licensed Product is subject to Regulatory Exclusivity in such country (such period for a particular Licensed Product in a particular country, the “Minerva Royalty Term”). For clarity, Minerva is not obligated to pay to Janssen royalties on Net Sales of any Licensed Products sold by Minerva or its Affiliates and Sublicensees in the Minerva Territory that are allocable to the insomnia indication. If (A) a Licensed Product is approved in any country in the Minerva Territory for any indication, (B) the Parties expect or anticipate that such Licensed Product will be approved in such country for a second indication and (C) either of such indications is the insomnia indication, then, at least six (6) months before the expected date of approval of such Licensed Product in such country for the second indication, the JSC will develop and approve a methodology that will be used to allocate Net Sales of such Licensed Product in such country by indication using primary and/or secondary market product level data from Third Party reporting services, such as IMS Health; provided, however, that if such data is not available with respect to such country, the JSC will develop and approve an alternate methodology to allocate Net Sales of such Licensed Product in such country by indication. Notwithstanding Section 3.3(c)(ii), in the event the JSC does not approve such a methodology at least three (3) months prior to the anticipated approval of such Licensed Product for such second indication, then the Parties shall mutually select and engage an independent Third Party accounting firm that has no auditing or other financial relationship with either Party or any of its Affiliates to determine such methodology. Such accounting firm shall, as soon as reasonably practicable after such firm is engaged, deliver a report to each Party with its analysis and determination of such methodology. The determination of such firm shall be final and binding on the Parties, and the costs of such firm’s services shall be shared equally by the Parties.”

1.11. The License Agreement is hereby amended by adding a new Section 6.4 as follows:

“6.4 Additional Payments and Undertakings.

(a) As partial consideration for entering into the Amendment, Janssen shall pay a one-time, non-refundable, non-creditable, payment of thirty million dollars ($30,000,000) to Minerva two (2) Business Days after the Amendment Effective Date.

(b) As partial consideration for entering into the Amendment, Janssen shall pay to Minerva certain milestone payments (“Milestone Payments”) following the first occurrence of certain milestone events with respect to a Licensed Product, as set forth in the following table (the “Milestone Events”):

Milestone Event	Milestone Payment
Dosing of the fifth patient in a Phase III Trial for the insomnia indication	$20,000,000
50% of the patients are enrolled in the first Phase III Trial for the insomnia indication, based upon the expected patient enrollment as described in the protocol for such Phase III Trial	$20,000,000

Janssen shall pay to Minerva the applicable Milestone Payment in the manner described below after the first occurrence of such applicable Milestone Event with respect to the first Licensed Product. For clarity, each Milestone Payment is payable only once; no Milestone Payment shall be payable for subsequent or repeated achievements of such Milestone Event with one or more of the same or different Licensed Products. Each of the Milestone Payments shall be non-refundable and non-creditable. Minerva shall report to Janssen its achievement of each Milestone Event for which payment to Minerva is due, within ten (10) days after such achievement has occurred, and Minerva shall concurrently therewith invoice Janssen for the applicable Milestone Payment. Janssen will pay each such invoice within sixty (60) days of its receipt thereof.”

1.12. The License Agreement is hereby amended by adding a new Section 13.6 as follows:

“13.6 Disputes Relating to Development. In the event either Party requests the resolution of an Expert Dispute by an independent Third Party expert in accordance with Section 3.3(c)(i), such Expert Dispute shall be resolved as described in this Section 13.6.

(a) Following such request, the Parties shall select and agree upon a mutually acceptable independent, disinterested and impartial Third Party who is knowledgeable in the field of pharmaceutical drug development (the “Expert”). If the Parties do not mutually agree upon an Expert within fifteen (15) Business Days, then upon request by either Party, an arbitrator appointed by JAMS shall select the Expert from a list of three (3) potential Third Parties provided by each Party.

(b) Within five (5) Business Days following selection or appointment of the Expert, each Party shall provide the Expert and the other Party with a concise written proposal for resolution of the Expert Dispute and the reasons such proposed resolution should be adopted. If so requested by the Expert, each Party shall make oral submissions to the Expert based on such Party’s written proposal delivered pursuant to this Section 13.6(b), and each Party shall have the right to be present during any such oral submissions.

(c) The Expert shall select one of the Party’s proposals as his or her final decision no later than five (5) Business Days after the submission of the written proposals and, if any, oral submissions. In making his/her determination, the Expert shall take into account as a key criteria not causing a material cost and/or delay to the Development of Licensed Products for the insomnia indication. The Expert shall not have the authority to modify either Party’s proposal or render any substantive decision other than to so select the proposal of a Party as set forth in its respective written proposal. The Expert’s determination shall be the final and binding remedy of the Expert Dispute.

(d) Unless otherwise mutually agreed upon by the Parties, the in-person portion (if any) of such proceedings shall be conducted in New York, New York. The Parties shall share equally the costs and fees of the Expert in connection with any proceeding under this Section 13.6. Each Party shall bear its own costs and attorneys’ and witnesses’ fees and associated costs and expenses incurred in connection with any proceeding under this Section 13.6.

(e) The Parties shall use, and shall direct the Expert to use, diligent efforts to resolve any Expert Dispute under this Section 13.6 within twenty (20) Business Days after the selection of the Expert, or if resolution within twenty (20) Business Days is not reasonably achievable, as determined by the Expert, then as soon thereafter as is reasonably practicable.”

ARTICLE II

CONTINUATION OF LICENSE AGREEMENT

2.1. Except as expressly modified in Article I, the License Agreement shall remain in full force and effect following the Amendment Effective Date.

ARTICLE III

GENERAL

3.1. Governing Law; Service of Process. This Amendment shall be governed by and construed under the substantive laws of the State of New York, without regard to conflicts of law or choice of law rules that would provide for application of the law of a jurisdiction outside New York. The Parties agree that service of process upon them in any legal action may be made if delivered in person, by courier service, by telegram, by facsimile or by first class mail, and shall be deemed effectively given upon receipt. Any dispute, claim or controversy that may arise under, out of, in connection with or relating to this Amendment shall be governed by the provisions of Article 13 of the License Agreement.

3.2. Amendments. No subsequent alteration, amendment, change or addition to this Amendment shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

3.3. Headings. All paragraph headings in this Amendment are for convenience of reference only and will not be construed as a limitation of the scope of the particular sections to which they refer.

3.4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures, including signatures in a fixed electronic format such as PDF, shall have the same effect as originals.

3.5. Successors and Assigns. This Amendment may only be assigned by a Party in connection with an assignment of the License Agreement in accordance with the provisions of Section 14.7 of the License Agreement. This Amendment will apply to, inure to the benefit of and be binding upon the Parties hereto and upon their respective successors and permitted assigns. The Parties agree that this Amendment is not intended by either Party to give any benefits, rights, privileges, actions or remedies to any person, partnership, firm or corporation as a third party beneficiary or otherwise under any theory of law, except as expressly set forth herein.

3.6. Severability. If any one or more of the provisions of this Amendment is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Amendment and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable provision such that the objectives contemplated by the Parties when entering this Amendment may be realized.

3.7. Entire Agreement. The License Agreement, as amended by this Amendment, constitutes the entire understanding among the Parties with respect to the subject matter hereof and thereof and supersedes all prior discussions, writings and agreements (oral or written) relating to the subject matter hereof and thereof.

3.8. Effectiveness.

(a) For purposes of this Amendment, “Amendment Effective Date” means the Closing Date (as defined in the Stock Repurchase Agreement, dated as of the Amendment Execution Date, by and between Minerva and Johnson & Johnson Innovation-JJDC Inc. (f/k/a Johnson & Johnson Development Corporation), an Affiliate of Janssen (the “Stock Repurchase Agreement”)).

(b) This Amendment shall automatically terminate, without any further action on the part of either Party, if (i) the Amendment Effective Date does not occur on or prior to August 31, 2017, unless the Parties mutually agree to a later date or (ii) the Stock Repurchase Agreement is terminated in accordance with its terms prior to the occurrence of Amendment Effective Date. In the event of the termination of this Amendment, neither Janssen nor Minerva shall have any liability or obligation to the other under or in respect of this Amendment, except to the extent of any fraud or intentional or willful breach of this Amendment. In the event of any such termination, (i) the License Agreement shall continue in full force and effect in accordance with its terms, (ii) this Amendment shall become void and have no effect and (iii) the amendments to the License Agreement set forth in Article I shall be abandoned without further action by the Parties hereto, except that the provisions of this Article III shall survive the termination of this Amendment.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed and delivered as of the Amendment Execution Date.

JANSSEN PHARMACEUTICA NV

By:     /s/ Tom Aelbrecht

Name: Tom Aelbrecht

Title: Head Janssen Campus Office

Member of the Management Board

By:     /s/ Stef Heylen

Name: Stef Heylen

Title: Chief Operating Officer, Janssen R&D

Managing Director – Chairman of the Management Board

MINERVA NEUROSCIENCES, INC. By: /s/ Remy Luthringer Name: Remy Luthringer, Ph.D. Title: President and CEO

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

LICENSE AGREEMENT

Annex 1

Ongoing Preclinical/Safety/Phase I Studies

1.	428479922EDI1014 SD Elderly PK Study [Completed]

2.	42847922EDI1008 C-14 ADME (AM) Study

3.	Carc study 2y rats [started March 2017] [1]

4.	Carc 1mo rep [started June 2017] [2]

[1]	Note: The budgeted amount for this study is included in the line item entitled “DSSc” on Annex 3.
[2]	Note: The budgeted amount for this study is included in the line item entitled “DSSc” on Annex 3.

Annex 2

Planned Preclinical/Safety/Phase I Studies

1.	42847922MDD1003 Oral Contraceptives DDI [scheduled to start Sept 2017]

2.	42847922MDD1004 Relative BA & Food Effect [scheduled to start 1H 2018]

3.	42847922MDD1007 Thorough QT Study [scheduled to start Dec 2017]

4.	42847922MDD1009 Phase 1b MDD Monotherapy Trial [scheduled to start July 2017] [3]

5.	Rat fertility [scheduled to start Mar 2018], if determined to be necessary. [4]

6.	EDI1015 / DDI1015 [scheduled to start 2018, following consultation with Health Authorities to potentially replace with modeling]

7.	Renal Impairment [protocol still to be developed]

8.	Hepatic Impairment [protocol still to be developed]

The following studies are scheduled to start after Decision Point 4, but if Janssen exercises its final decision-making authority to commence any of such studies prior to Decision Point 4, such studies shall be considered DP4 Activities:

1.	42847922MDD1006 Driving Study in Elderly HV

2.	42847922MDD1005 Driving Study in Healthy Volunteers

3.	42847922M1008 Abuse Liability

4.	Juv. tox 3mo rat [5]

[3]	Note: The proposed budgeted amount for this study has not yet been presented to or discussed by the JDT or approved by the JSC, so is not shown on Annex 3. For clarity, this does not affect Janssen’s obligations under Section 3.10(f)(i) to be solely responsible for all Development Costs for this study.
[4]	Note: The budgeted amount for this study is included in the budget line item entitled “DSSc” on Annex 3.
[5]	Note: The budgeted amount for this study is included in the budget line item entitled “DSSc” on Annex 3.

Annex 3

Preliminary Development Budget

[See attached.]

Note: The FTE numbers and dollar amounts shown on Annex 3 reflect the number of employees expected to be necessary to conduct the budgeted Development Plan studies. The Parties acknowledge that Minerva sent a proposal to Janssen on April 28 that includes FTE numbers and dollar amounts for Minerva employees. Because the JDT has not yet discussed and the JSC has not yet approved this proposal, it is not reflected on Annex 3. The Parties agree that the JDT will discuss this proposal at its first meeting that occurs after the Amendment Effective Date.

Preliminary budget 2017, 2018 & 2019 Orexin II April 7, 2017

Preliminary budget: Summary

		Prelim 2017			Prelim 2018			Prelim 2019		
Group	Description per function	aMDD	ISM	Total aMDD + ISM	aMDD	ISM	Total aMDD + ISM	aMDD	ISM	Total aMDD + ISM
PDMS	**Subtotal**	**12,018**	**155**	**12,173**	**10,323**	**-**	**10,323**	**4,245**	**-**	**4,245**
DSSc	**Subtotal**	**2,520**	**225**	**2,746**	**1,336**	**-**	**1,336**	**3,834**	**186**	**4,020**
Clinical	aMDI 42847922EDI1008 C-14 ADME (AM) Study	910			2			-		
Clinical	aMDI 42847922EDI1014 SD Elderly PK Study	1,235			-			-		
Clinical	aMDI 42847922MDD1003 Oral Contraceptives DDI	371			808			-		
Clinical	aMDI 42847922MDD1004 Relative BA & Food Effect St	775			1,051			-		
Clinical	aMDI 42847922MDD1005 Driving Study in Healthy Volunteers				1,293			1,170		
Clinical	aMDI 42847922MDD1006 Driving Study in Elderly HV				1,293			1,170		
Clinical	aMDI 42847922MDD1007 Thorough QT Study	1,312			1,342			-		
Clinical	aMDI 42847922MDD1008 Abuse Liability Study				823			-		
Clinical	aMDI 42847922MDD2001 2-stage Phase 2B Study of A	8,150			15,359			1,744		
Clinical	aMDI 42847922EDI1015 Fluvoxamine DDI Study (Placeholder)				181			-		
Clinical	aMDI 42847922MDD2002 Phase 2B H2H Differentiatio	4,668			8,677			3,464		
Clinical	aMDI Study in Patients with Renal Impairment				-			64		
Clinical	aMDI Study in Patients with Hepatic Impairment				-			78		
Clinical	aMDI Ph III MDD Long-Term Safety/Efficacy #2				2,450			8,050		
Clinical	aMDI Ph III Pivotal Dose Confirmation Study #1				175			7,700		
Clinical	aMDI Ph III Relapse Prevention Study				175			7,700		
Clinical	aMDI Ph III Pivotal Dose Confirmation Study #2				175			10,850		
Clinical	aMDI Ph III MDD Long-Term Safety/Efficacy #1				3,150			9,450		
Clinical	ISM 42847922ISM2005 Ph IIB Dose-Range Differentiation Study		2,819			23,598			6,456	
Clinical	ISM Ph III Pivotal Dose Confirmation Study #1					-			3,579	
Clinical	ISM Ph III Pivotal Dose Confirmation Study #2					-			3,579	
Clinical	ISM Ph III Parallel Group Differentiation Trial #1					-			1,465	
Clinical	ISM Ph III Parallel Group Differentiation Trial #2					-			525	
Clinical	aMDI General Clinical	1,768			700			700		
Clinical	ISM General Clinical		333			-			350	
Clinical	**Subtotal**	**19,188**	**3,152**	**22,340**	**37,654**	**23,598**	**61,252**	**52,140**	**15,954**	**68,094**
Other general support		**2,545**	**525**	**3,070**	**5,950**	**1,050**	**7,000**	**7,000**	**1,400**	**8,400**
Total Orexin 2 Spend (ex BU)		**36,271**	**4,057**	**40,328**	**55,262**	**24,648**	**79,910**	**67,219**	**17,540**	**84,759**

janssen PHARMACEUTICAL COMPANIES OF Johnson&Johnson
MINERVA NEUROSCIENCES, INC.
Janssen Research & Development
Neuroscience TA

Preliminary budget: OOP

			Prelim 2017			Prelim 2018			Prelim 2019		
Group	Indication	Description per function	aMDD	ISM	TOTAL aMDD + ISM	aMDD	ISM	TOTAL aMDD + ISM	aMDD	ISM	TOTAL aMDD + ISM
PDMS			4,211	-	4,211	3,323	-	3,323	745		745
DSSc			1,867	114	1,981	1,196	-	1,196	3,484	186	3,670
Clinical	aMDD	42847922EDI1008 C-14 ADME (AM) Study	598			2					
Clinical	aMDD	42847922EDI1014 SD Elderly PK Study	759			-					
Clinical	aMDD	42847922MDD1003 Oral Contraceptives DDI	196			458					
Clinical	aMDD	42847922MDD1004 Relative BA & Food Effect Study	443			701					
Clinical	aMDD	42847922MDD1005 Driving Study in Healthy Volunteers				593			470		
Clinical	aMDD	42847922MDD1006 Driving Study in Elderly HV				593			470		
Clinical	aMDD	42847922MDD1007 Thorough QT Study	689			992					
Clinical	aMDD	42847922MDD1008 Abuse Liability Study				123					
Clinical	aMDD	42847922MDD2001 2-stage Phase 2B Study of Adj. Treatment	7,379			13,609			1,044		
Clinical	aMDD	42847922EDI1015 Fluvoxamine DDI Study (Placeholder)				181					
Clinical	aMDD	42847922MDD2002 Phase 2B H2H Differentiation Study vs Qu	3,736			7,977			3,114		
Clinical	aMDD	Study in Patients with Renal Impairment							64		
Clinical	aMDD	Study in Patients with Hepatic Impairment							78		
Clinical	ISM	42847922ISM2005 Ph IIB Dose-Range Differentiation Study		2,497			21,848			5,756	
Clinical	ISM	Ph III Pivotal Dose Confirmation Study #1								2,879	
Clinical	ISM	Ph III Pivotal Dose Confirmation Study #2								2,879	
Clinical	ISM	Ph III Parallel Group Differentiation Trial #1								940	
Clinical			13,800	2,497	16,297	25,229	21,848	47,077	5,240	12,454	17,694
Other											
TOTAL Orexin 2 Lead Program Spend JnJ OOP $			19,878	2,611	22,489	29,747	21,848	51,595	9,469	12,640	22,109

janssen PHARMACEUTICAL COMPANIES OF Johnson & Johnson

MINERVA NEUROSCIENCES, INC.

Janssen Research & Development
Neuroscience TA

Preliminary budget: FTE $

Group	Indication		Prelim 2017 aMDD	Prelim 2017 ISM	Prelim 2017 TOTAL aMDD + ISM	Prelim 2018 aMDD	Prelim 2018 ISM	Prelim 2018 TOTAL aMDD + ISM	Prelim 2019 aMDD	Prelim 2019 ISM	Prelim 2019 TOTAL aMDD + ISM
PDMS			**7,807**	**155**	**7,962**	**7,000**	**-**	**7,000**	**3,500**	**-**	**3,500**
			-	-							
DSSc			**654**	**111**	**765**	**140**	**-**	**140**	**350**	**-**	**350**
			-	-							
Clinical	aMDD	42847922EDI1008 C-14 ADME (AM) Study	312	-							
Clinical	aMDD	42847922EDI1014 SD Elderly PK Study	476	-							
Clinical	aMDD	42847922MDD1003 Oral Contraceptives DDI	175	-		350					
Clinical	aMDD	42847922MDD1004 Relative BA & Food Effect Study	333	-		350					
Clinical	aMDD	42847922MDD1006 Driving Study in Elderly HV	-	-		700			700		
Clinical	aMDD	42847922MDD1005 Driving Study in Healthy Volunteers	-	-		700			700		
Clinical	aMDD	42847922MDD1007 Thorough QT Study	623	-		350					
Clinical	aMDD	42847922MDD1008 Abuse Liability Study	-	-		700					
Clinical	aMDD	42847922MDD2001 2-stage Phase 2B Study of Adj. Treatment i	771	-		1,750			700		
Clinical	aMDD	42847922MDD2002 Phase 2B H2H Differentiation Study vs Que	933	-		700			350		
Clinical	aMDD	Ph III MDD Long-Term Safety/Efficacy #2	-	-		2,450			8,050		
Clinical	aMDD	Ph III Pivotal Dose Confirmation Study #1	-	-		175			7,700		
Clinical	aMDD	Ph III Relapse Prevention Study	-	-		175			7,700		
Clinical	aMDD	Ph III Pivotal Dose Confirmation Study #2	-	-		175			10,850		
Clinical	aMDD	Ph III MDD Long-Term Safety/Efficacy #1	-	-		3,150			9,450		
Clinical	ISM	42847922ISM2005 Ph IIB Dose-Range Differentiation Study	-	322			1,750			700	
Clinical	ISM	Ph III Pivotal Dose Confirmation Study #1	-	-						700	
Clinical	ISM	Ph III Pivotal Dose Confirmation Study #2	-	-						700	
Clinical	ISM	Ph III Parallel Group Differentiation Trial #2	-	-						525	
Clinical	ISM	Ph III Parallel Group Differentiation Trial #1	-	-						525	
Clinical	aMDD	General Clinical support	1,768	-		700			700	-	
Clinical	ISM	General Clinical support	-	333						350	
			-	-							
Clinical			**5,389**	**655**	**6,043**	**12,425**	**1,750**	**14,175**	**46,900**	**3,500**	**50,400**
Other general support			**2,545**	**525**	**3,070**	**5,950**	**1,050**	**7,000**	**7,000**	**1,400**	**8,400**
TOTAL Orexin 2 Lead Program Spend JnJ FTE #			**16,394**	**1,446**	**17,839**	**25,515**	**2,800**	**28,315**	**57,750**	**4,900**	**62,650**

janssen | PHARMACEUTICAL COMPANIES OF Johnson & Johnson
MINERVA NEUROSCIENCES, INC.
Janssen Research & Development Neuroscience TA

Preliminary budget: FTE

			Prelim 2017			Prelim 2018			Prelim 2019		
Group	Indication		aMDD	ISM	TOTAL aMDD + ISM	aMDD	ISM	TOTAL aMDD + ISM	aMDD	Ism	TOTAL aMDD + ISM
PDMS			22	0	23	20	-	20	10	0	10
DSSc			2	0	2	0	-	0	1	-	1
Clinical	aMDD	42847922EDI1008 C-14 ADME (AM) Study	1						-		
Clinical	aMDD	42847922EDI1014 SD Elderly PK Study	1						-		
Clinical	aMDD	42847922MDD1003 Oral Contraceptives DDI	1			1					
Clinical	aMDD	42847922MDD1004 Relative BA & Food Effect Study	1			1					
Clinical	aMDD	42847922MDD1006 Driving Study in Elderly HV				2			2		
Clinical	aMDD	42847922MDD1005 Driving Study in Healthy Volunteers				2			2		
Clinical	aMDD	42847922MDD1007 Thorough QT Study	2			1					
Clinical	aMDD	42847922MDD1008 Abuse Liability Study				2					
Clinical	aMDD	42847922MDD2001 2-stage Phase 2B Study of Adj. Treatme	2			5			2		
Clinical	aMDD	42847922MDD2002 Phase 2B H2H Differentiation Study vs	3			2			1		
Clinical	aMDD	Ph III MDD Long-Term Safety/Efficacy #2				7			23		
Clinical	aMDD	Ph III Pivotal Dose Confirmation Study #1				1			22		
Clinical	aMDD	Ph III Relapse Prevention Study				1			22		
Clinical	aMDD	Ph III Pivotal Dose Confirmation Study #2				1			31		
Clinical	aMDD	Ph III MDD Long-Term Safety/Efficacy #1				9			27		
Clinical	ISM	42847922ISM2005 Ph IIB Dose-Range Differentiation Study		1			5			2	
Clinical	ISM	Ph III Pivotal Dose Confirmation Study #1								2	
Clinical	ISM	Ph III Pivotal Dose Confirmation Study #2								2	
Clinical	ISM	Ph III Parallel Group Differentiation Trial #2								2	
Clinical	ISM	Ph III Parallel Group Differentiation Trial #1								2	
Clinical	aMDD	General Clinical support	5			2			2		
Clinical	ISM	General Clinical support		1						1	
Clinical			15	2	17	36	5	41	134	10	144
Other	aMDD	Other Project Support	7			17			20		
Other	ISM	Other Project Support		2			3			4	
Other general support			7	2	9	17	3	20	20	4	24
TOTAL Orexin 2 Lead Program Spend JnJ FTE #			47	4	51	73	8	81	165	14	179

janssen PHARMACEUTICAL COMPANIES OF Johnson&Johnson
MINERVA NEUROSCIENCES, INC.
Janssen Research & Development
Neuroscience TA